UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

COOPER TIRE & RUBBER COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Apollo and Cooper Announce Expiration of Hart-Scott-Rodino Act Waiting Period

GURGAON, India and FINDLAY, Ohio, USA – August 2, 2013 – Apollo Tyres Ltd (NSE: ApolloTYRE) and Cooper Tire & Rubber Company (NYSE: CTB) today announced that the Hart-Scott-Rodino (HSR) review period for the pending merger of Apollo and Cooper expired on July 26, 2013 with no action by the Federal Trade Commission or the Department of Justice.

The expiration of the HSR review period satisfies one of the conditions necessary for the transaction to close. Cooper and Apollo expect that, subject to the remaining customary closing conditions, the transaction will be completed before the end of the year.

Cooper and Apollo announced the pending merger on June 12, 2013 following unanimous approval by the boards of directors of both companies. The strategic combination of Apollo and Cooper will bring together two companies with highly complementary brands, geographic presence, and technological expertise to create a global leader in tire manufacturing and distribution. The combined company will have a full range of products, strong brands and greater ability to satisfy customer needs worldwide.

About Apollo Tyres Ltd

Apollo Tyres Ltd is a high-performance tire manufacturer headquartered in India. It is built around the core principles of creating stakeholder value through reliability in its products and dependability in its relationships. The company has manufacturing units in India, the Netherlands, and South Africa and exports its products around the world. In each of its markets the company operates through a vast network of branded, exclusive and multi-product outlets.

About Cooper Tire & Rubber Company

Cooper Tire & Rubber Company is the parent company of a global family of companies that specialize in the design, manufacture, marketing, and sales of passenger car and light truck tires. Cooper has joint ventures, affiliates and subsidiaries that also specialize in medium truck, motorcycle and racing tires. Cooper’s headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design facilities within its family of companies located in 11 countries around the world. For more information on Cooper Tire, visit http://coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire.

Apollo Media Contacts:

Jonathan Doorley / Samantha Verdile

Sard Verbinnen & Co

+1 212-687-8080

jdoorley@sardverb.com

Yograj Varma

+91-124-2721430

yograj.varma@apollotyres.com

Cooper Media Contacts:

Anne Roman

+1 419-429-7189

alroman@coopertire.com

Apollo Investor Contacts:

Ritu Kumar

+91-124-2721401

ritu.kumar@apollotyres.com

Cooper Investor Contacts:

Steve Schroeder

+1 419-424-4165

investorrelations@coopertire.com

ADDITIONAL INFORMATION

In connection with the proposed transaction, Cooper filed a preliminary proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND COOPER. You will be able to obtain the preliminary proxy statement, the definitive proxy statement (when available) as well as other filings containing information about Cooper, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Cooper with the SEC can also be obtained, free of charge, by directing a request to Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840, Attention: Secretary or call (419) 429-6710.

PARTICIPANTS IN THE SOLICITATION

Cooper and its directors and officers may be deemed to be participants in the solicitation of proxies from Cooper’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about Cooper’s directors and officers and their ownership of Cooper’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2013 and the proxy statement for Cooper’s Annual Meeting of stockholders, which was filed with the SEC on March 26, 2013. Stockholders may obtain additional information regarding the interests of Cooper and its directors and executive officers in the proposed transaction, which may be different than those of Cooper’s stockholders generally, by reading the preliminary proxy statement filed with the SEC on July 8, 2013, the definitive proxy statement (when available) and other relevant documents regarding the proposed transaction, when filed with the SEC.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect Cooper’s and Apollo’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this release are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of Cooper’s or Apollo’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in Cooper’s or Apollo’s customer relationships, including loss of particular business for competitive or other reasons; the impact of labor problems, including labor disruptions at Cooper or at one or more of its large customers or suppliers; changes in Cooper’s relationship with joint-venture partners; the inability to obtain and maintain price increases to offset higher production or material costs; litigation brought against Cooper or Apollo, including products liability claims, which could result in material damages against Cooper or Apollo; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of Cooper’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in Cooper’s or Apollo’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; failure to attract or retain key personnel; consolidation among competitors or customers; inaccurate assumptions used in developing Cooper’s or Apollo’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; inability to adequately protect Cooper’s or Apollo’s intellectual property rights; inability to use deferred tax assets; other factors that are set forth in management’s discussion and analysis of Cooper’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of Cooper by Apollo, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

4